UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of principal executive offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

As previously disclosed, Allarity Therapeutics, Inc., a Delaware corporation (the “Company”) had entered into a one-year consultancy agreement (the “Consultancy Agreement”) with Ljungaskog Consulting AB, a Swedish limited liability company (the “Consultant”), owned and managed by Thomas H. Jensen (“Mr. Jensen”), the Company’s Chief Executive Officer. The Company had announced its intention to amend the Consultancy Agreement to clarify the scope of services to be provided by Mr. Jensen, increase his compensation, and extend the agreement’s term to December 1, 2024. However, these amendments did not materialize. Instead, effective June 1, 2024 (the “Effective Date”), the Company entered into a Management Services Agreement (the “MSA”) with the Consultant. The MSA supersedes and replaces the Consultancy Agreement in its entirety. Below is a summary of the material terms and conditions of the MSA.

Services to be Performed. The Consultant, via Mr. Jensen, will deliver the scope of services typically expected of a Chief Executive Officer in a publicly held company within the Company’s industry.

Term. The MSA and all associated obligations will commence on the Effective Date and will continue until termination as per the provisions of the MSA, subject to any terms agreed by the parties to survive the termination of the MSA.

Monthly Fee. The Consultant shall receive a fixed fee of $43,750 per month for services rendered, payable in two installments (the “Monthly Fee”). The fee is subject to adjustments based upon the Consultant’s performance, with any increases being solely at the discretion of the Company.

Signing Bonus. Within 30 days of the Effective Date, the Company has agreed to pay the Consultant a one-time signing bonus of $100,000 (the “Signing Bonus”) in recognition of the Consultant’s commitment to fullfill the obligations specified in the MSA and the Consultant’s agreement not to terminate the engagement within one year of the Effective Date or engage in behavior that would justify termination of the MSA by the Company for Cause (as defined below). Should the Consultant terminate the MSA before one-year anniversary of the Effective Date, or should the Company rightfully terminate the MSA for Cause (as defined below), the Consultant is obligated to repay the full amount of the Signing Bonus to the Company within 15 days of receiving the Company’s written request.

Potential Performance Bonuses and Expenses. As long as the MSA is in effect, the Consultant will be eligible for a discretionary performance bonus each calendar year, based on performance metrics that the Company will determine and approve. Additionally, the Consultant is entitled to reimbursement for reasonable and necessary expenses directly incurred while providing services, provided that any expenses exceeding $5,000 require prior approval from the Company to qualify for reimbursement.

Termination for Convenience by the Company. The Company may terminate the MSA at its convenience by providing 15 days’ advance written notice to the Consultant. Upon termination of the MSA for any reason, the Consultant shall be entitled to all monthly fees for services rendered up to and including the effective date of termination (the “Accrued Payments”).

Termination for Convenience by the Consultant. The Consultant may terminate the MSA at its convenience by providing 30 days’ advance written notice to the Company. Should the Consultant terminate the MSA for convenience, it will not be entitled to any additional payments beyond the Accrued Payments.

Termination for Cause by the Company. The Company may terminate the MSA for Cause (as defined below) immediately upon notice to the Consultant. “Cause” for termination will be considered if: (a) the Consultant fails to perform the services stipulated by the MSA; (b) there is a material breach of any obligation under the MSA by the Consultant; (c) the Consultant engages in fraud, embezzlement, dishonesty, misappropriation of confidential information, or harassment based on membership in a protected class; (d) the Consultant’s behavior causes public disrepute, contempt, or scandal; (e) the Consultant refuses to comply with a directive of the Company’s Board of Directors; (f) the Consultant delegates the performance of the services to someone other than Mr. Jensen, and, in the Company’s reasonable discretion, the delegate is not capable of performing at the level of Mr. Jensen; (g) the Consultant or anyone performing the services on behalf of the Consultant is convicted of a felony or any crime that undermines its ability to perform the services; or (h) the Consultant misappropriates a business opportunity of the Company or becomes subject to a conflict of interest. However, for the causes listed in (a), (b), (e), and (f), termination will not be effective until 14 days after the Consultant fails to cure the conduct, following written notice of the intent to terminate for Cause. Upon termination of the MSA for Cause, the Consultant shall only be entitled to the Accrued Payments, with no entitlement to additional payments under the MSA.

Termination for Good Reason by the Consultant. The Consultant may terminate the MSA for Good Reason (as defined below) immediately upon notice to the Company. “Good Reason” includes: (a) a material breach of the MSA by the Company; (b) a unilateral reduction of the Monthly Fee by the Company; or (c) a unilateral modification of Mr. Jensen’s from “Chief Executive Officer” by the Company. However, termination for Good Reason will not be effective unless the Company fails to remedy the breach within 14 days after receiving written notice from the Consultant detailing the reasons for termination. Upon termination of the MSA for Good Reason by Consultant, the Consultant will be entitled to the Accrued Payments plus an additional nine months of the Monthly Fee, provided that the Consultant fulfills all ongoing obligations under the MSA that survive termination, and within 45 days from the termination date, executes a general release of all claims the Consultant and any agents who performed services under the MSA could assert against the Company or its affiliates.

The MSA includes customary provisions for exclusivity, indemnification, non-competition, non-solicitation, and confidentiality.

The foregoing summary of the MSA is qualified in its entirety by reference to the full text of the MSA, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Management Services Agreement, effective as of June 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Attachments have been omitted as per Item 601(a)(5) of Regulation S-K. The Company agrees to furnish copies of any omitted attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

Dated: June 6, 2024

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